SCHEDULE 14A
                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant:        Yes.

Filed by a Party other than the Registrant:  No.

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                           LOGANSPORT FINANCIAL CORP.
                (Name Of Registrant As Specified In Its Charter)

                           LOGANSPORT FINANCIAL CORP.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
         and 0-11
         (1)      Title of each class of securities to which transaction
                  applies:             N/A
         (2)      Aggregate number of securities to which transaction
                  applies:             N/A
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and
                  state how it was determined):     N/A
         (4)      Proposed maximum aggregate value of transaction:     N/A
         (5)      Total fee paid:
[ ]      Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
         Schedule and the date of its filing.       N/A
         (1)      Amount Previously Paid:
         (2)      Form, Schedule or Registration Statement No.:
         (3)      Filing Party:
         (4)      Date Filed:

[LOGO]                      LOGANSPORT FINANCIAL CORP.
                                723 East Broadway
                            Logansport, Indiana 46947
                                 (219) 722-3855

                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    ----------------------------------------
                          To Be Held On April 10, 2001

     Notice is hereby given that the Annual Meeting of Shareholders of Logansport Financial Corp. (the "Holding Company") will be held at the Holding Company's office at 723 East Broadway, Logansport, Indiana, on Tuesday, April 10, 2001, at 2:00 p.m., Eastern Standard time.

     The Annual Meeting will be held for the following purposes:

     1. Election of Directors. Election of two directors of the Holding Company to serve three-year terms expiring in 2004.

     2. Other Business. Such other matters as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on February 8, 2001, are entitled to vote at the meeting or any adjournment thereof.

     We urge you to read the enclosed Proxy Statement carefully so that you may be informed about the business to come before the meeting, or any adjournment thereof. At your earliest convenience, please sign and return the accompanying proxy in the postage-paid envelope furnished for that purpose.

     A copy of our Annual Report for the fiscal year ended December 31, 2000, is enclosed. The Annual Report is not a part of the proxy soliciting material enclosed with this letter.

                                              By Order of the Board of Directors


                                              /s/ David G. Wihebrink
                                              David G. Wihebrink, President and
                                                   Chief Executive Officer

Logansport, Indiana
March 7, 2001

IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                           LOGANSPORT FINANCIAL CORP.
                                723 East Broadway
                            Logansport, Indiana 46947
                                 (219) 722-3855

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------
                                       FOR

                         ANNUAL MEETING OF SHAREHOLDERS

                                 April 10, 2001

     This Proxy Statement is being furnished to the holders of common stock, without par value (the "Common Stock"), of Logansport Financial Corp. (the "Holding Company"), an Indiana corporation, in connection with the solicitation of proxies by the Board of Directors of the Holding Company to be voted at the Annual Meeting of Shareholders to be held at 2:00 p.m., Eastern Standard time, on April 10, 2001, at the Holding Company's office at 723 East Broadway, Logansport, Indiana, and at any adjournment of such meeting. The principal asset of the Holding Company consists of 100% of the issued and outstanding shares of common stock, $.01 par value per share, of Logansport Savings Bank, FSB
("Logansport Savings"). This Proxy Statement is expected to be mailed to the shareholders on or about March 7, 2001.

     The proxy solicited hereby, if properly signed and returned to the Holding Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted for each of the matters described below and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies.

     Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Holding Company written notice thereof (Dottye Robeson, 723 East Broadway, Logansport, Indiana 46947), (ii) submitting a duly executed proxy bearing a later date, or (iii) by appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Only shareholders of record at the close of business on February 8, 2001 ("Voting Record Date"), will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 1,083,510 shares of the Common Stock issued and outstanding, and the Holding Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the Annual Meeting. The holders of over 50% of the outstanding shares of Common Stock as of the Voting Record Date must be present in person or by proxy at the Annual Meeting to constitute a quorum. In determining whether a quorum is present, shareholders who abstain, cast broker non-votes, or withhold authority to vote on one or more director nominees will be deemed present at the Annual Meeting.

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of February 8, 2001, by each person who is known by the Holding Company to own beneficially 5% or more of the Common Stock. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

                                              Number of Shares of      Percent
          Name and Address of                    Common Stock            of
          Beneficial Owner (1)                Beneficially Owned       Class (2)
          --------------------                ----------------------------------
Friedman, Billings, Ramsey Group, Inc. (3)           57,400             5.3%
   Eric F. Billings
   Emanuel J. Friedman
   W. Russell Ramsey
   1001 19th Street North
   Arlington, Virginia 22209-1710

Bay Pond Partners, L.P. (4)                          67,200             6.2%
   Wellington Management Company, LLP
   Wellington Hedge Management LLC
   Wellington Hedge Management, Inc.
   75 State Street
   Boston, Massachusetts  02109

Thomas G. Williams                                   71,370 (5)         6.4%
   4 Golfview Drive
   Logansport, IN  46947

------------------------
(1) The information in this chart is based on Schedule 13D and 13G Reports filed by the above-listed persons with the Securities and Exchange Commission (the "SEC") containing information concerning shares held by them, and information provided to the Holding Company after such filing was made. It does not reflect any changes in those shareholdings which may have occurred since the date of such information provided to the Holding Company.

(2) Based upon 1,083,510 shares of Common Stock outstanding which does not include options for 125,915 shares of Common Stock held by certain directors, former directors, officers and employees of the Holding Company and Logansport Savings.

(3) A Schedule 13G was filed by these persons indicating that they share dispositive and voting power with respect to these shares. Friedman, Billings, Ramsey Group, Inc. controls FBR Fund Advisers, Inc., which acts as adviser to the FBR Family of Funds which may beneficially own over 5% of the Holding Company's outstanding shares.

(4) In Schedules 13G and 13D filed with the SEC, the entities listed above indicate they may be the beneficial owners of the foregoing shares and that over 5% of the Holding Company's outstanding shares may be deemed to be beneficially owned by the Bay Pond Partners, L.P. ("Bay Pond"), a Delaware limited partnership. Any shares not beneficially owned by Bay Pond may be held by other clients of Wellington Management Company, LLP ("WMC"), a Massachusetts limited partnership and a registered investment adviser. WMC's clients share with WMC investment and voting power with respect to the shares held by those clients. Bay Pond also shares dispositive power with respect to certain shares with Wellington Hedge Management LLC ("WHM"), a Massachusetts limited liability company, which is the sole general partner of Bay Pond, and with Wellington Hedge Management, Inc., a Massachusetts corporation, which is the managing member of WHM.

(5) Includes 39,345 shares subject to a stock option granted under the Logansport Financial Corp. Stock Option Plan (the "Option Plan") and 2,645 shares held under the Logansport Savings Bank, FSB Recognition and Retention Plan and Trust (the "RRP").

                       PROPOSAL I -- ELECTION OF DIRECTORS

     The Board of Directors consists of six members. The By-Laws provide that the Board of Directors is to be divided into three classes as nearly equal in number as possible. The members of each class are to be elected for a term of three years and until their successors are elected and qualified. One class of directors is to be elected annually. The nominees for election as a director this year are Brian Morrill and Susanne S. Ridlen, each of whom currently serves as a director whose term will expire upon the completion of the election at the Annual Meeting. They have been nominated to serve for three-year terms ending in 2004.

     Unless otherwise directed, each proxy executed and returned by a shareholder will be voted for the election of the nominees listed below. If any person named as a nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxy holders will nominate and vote for a replacement nominee recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why the nominees listed below may not be able to serve as directors if elected.

     The following table sets forth certain information regarding the nominees for the position of director of the Holding Company and each director continuing in office after the Annual Meeting, including the number and percent of shares of Common Stock beneficially owned by such persons as of the Voting Record Date. Unless otherwise indicated, each director or nominee has sole investment and/or voting power with respect to the shares shown as beneficially owned by him. No nominee for director or director is related to any other nominee for director, director, or executive officer of the Holding Company by blood, marriage, or adoption, and there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected. The table also sets forth the number of shares of Holding Company Common Stock beneficially owned by all directors and executive officers of the Holding Company as a group.


                                                                   Director      Common Stock
                                                  Director of       of the       Beneficially
                               Expiration of      Logansport        Holding       Owned as of
                                  Term as           Savings         Company       February 8,     Percentage
Name                             Director            Since           Since         2001 (1)        of Class
----                             --------            -----           -----         --------        --------
Director Nominees
-----------------
Brian Morrill                      2004              1998            1998          1,458 (2)            .1%
Susanne S. Ridlen                  2004              1982            1995         13,014 (3)           1.2%

Directors
Continuing in Office
--------------------
Charles J. Evans                   2002              1997            1995         55,249 (4)           4.9%
William Tincher, Jr.               2003              1994            1995         25,114 (5)           2.3%
David G. Wihebrink                 2002              1991            1995         19,524 (6)           1.8%
Thomas G. Williams                 2002              1962            1995         71,370 (7)           6.4%
All directors and executive
   officers as a group (8 persons)                                               199,124 (8)          16.8%

-------------------
(1) Based upon information furnished by the respective directors or director nominees. Under applicable regulations, shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he or she has any economic power with respect to the shares. Includes shares beneficially owned by members of the immediate families of the directors or director nominees residing in their homes.

(2) Includes 929 shares held jointly by Mr. Morrill and his spouse and 529 shares held under the RRP.

(3) Includes 2,116 shares held jointly by Ms. Ridlen and her spouse, 7,869 shares subject to a stock option granted under the Option Plan and 529 shares held under the RRP.

(4) Includes 12,580 shares held jointly by Mr. Evans and his spouse, 39,345 shares subject to a stock option granted under the Option Plan and 2,645 shares are held under the RRP.

(5) Of these shares, 17,988 are held jointly by Mr. Tincher with his spouse and children, 6,296 shares are subject to a stock option granted under the Option Plan and 529 shares are held under the RRP.

(6) Of these shares, 2,464 are held by Mr. Wihebrink as custodian for his minor children, 6,296 shares are subject to a stock option granted under the Option Plan and 529 shares are held under the RRP.

(7) Includes 39,345 shares subject to a stock option granted under the Option Plan and 2,645 shares held under the RRP.

(8) The total of such shares includes 100,746 shares subject to stock options granted under the Option Plan and 9,906 shares which are held under the RRP. Does not include stock options for 1,500 shares which are not exercisable within a period of 60 days following the Voting Record Date.

     Presented below is certain information concerning the director nominees of the Holding Company:

     Charles J. Evans (age 54) became Senior Vice President of Logansport Savings in January, 2000; theretofore he served as Vice President and Senior Loan Officer of Logansport Savings since 1980. He also has served as Vice President of the Holding Company since 1995.

     Brian Morrill (age 43) has served as President of Cass County Title Company, Inc., a title insurance company founded by him which is based in Logansport, Indiana, since 1994; prior thereto he served as Executive Director of Cass County Family YMCA in Logansport, Indiana.

     Susanne S. Ridlen (age 60) has served as Faculty member of Indiana University Kokomo since 1969. Ms. Ridlen also currently serves as a member of the Board of Directors of the Cass County Community Foundation in Logansport, Indiana.

     William Tincher, Jr. (age 61) has served as Plant Manager for the Modine Manufacturing Company ("Modine") since 1977. Modine is located in Logansport, Indiana, and manufactures automotive cooling systems.

     David G. Wihebrink (age 53), became President and Chief Executive Officer of the Holding Company and Logansport Savings on April 12, 2000. Prior thereto, he served as Vice President and Chief Financial Officer of T.M. Morris Manufacturing Co., Inc. ("Morris") since 1988. Morris is located in Logansport, Indiana, and manufactures lead wire assemblies and wiring harnesses and stampings. Prior to his employment with Morris, Mr. Wihebrink was a member of the accounting firm Smith, Thompson, Wihebrink & Co., Inc. (Logansport) for 15 years. Mr. Wihebrink also currently serves as a member of the Board of Directors of the Neal Home retirement home in Logansport, Indiana, and the North Central Indiana Workforce Investment Board.

     Thomas G. Williams (age 67) retired from his positions as President and Chief Executive Officer of the Holding Company and of Logansport Savings on April 11, 2000. He had served as President of Logansport Savings since 1971 and President and Chief Executive Officer of the Holding Company since 1995.

     THE DIRECTORS SHALL BE ELECTED UPON RECEIPT OF A PLURALITY OF VOTES CAST AT THE ANNUAL SHAREHOLDERS MEETING. PLURALITY MEANS THAT INDIVIDUALS WHO RECEIVE THE LARGEST NUMBER OF VOTES CAST ARE ELECTED UP TO THE MAXIMUM NUMBER OF DIRECTORS TO BE CHOSEN AT THE MEETING. ABSTENTIONS, BROKER NON-VOTES, AND INSTRUCTIONS ON THE ACCOMPANYING PROXY TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE OF THE NOMINEES WILL RESULT IN THE RESPECTIVE NOMINEE RECEIVING FEWER VOTES. HOWEVER, THE NUMBER OF VOTES OTHERWISE RECEIVED BY THE NOMINEE WILL NOT BE REDUCED BY SUCH ACTION.

The Board of Directors and its Committees

     During the fiscal year ended December 31, 2000, the Board of Directors of the Holding Company met or acted by written consent ten times. No director attended fewer than 75% of the aggregate total number of meetings during the last fiscal year of the Board of Directors of the Holding Company held while he served as director and of meetings of committees which he served during that fiscal year. The Board of Directors of the Holding Company has an Audit Committee, a Stock Compensation Committee and a Nominating Committee, among its other Board Committees. All committee members are appointed by the Board of Directors.

     The Holding Company's Audit Committee recommends the appointment of the Holding Company's independent accountants, and meets with them to outline the scope and review the results of audits. The Audit Committee met two times during 2000. The members of that committee are Brian Morrill, Susanne S. Ridlen, and William Tincher, Jr.

     The Stock Compensation Committee administers the Option Plan, the RRP, and the Logansport Financial Corporation 1999 Stock Option Plan. The members of that Committee are Susanne Ridlen, William Tincher, Jr., and Brian Morrill. It did not meet during 2000.

     The Board of Directors nominated the slate of directors set forth in the Proxy Statement. Although the Board of Directors of the Holding Company will consider nominees recommended by shareholders, it has not actively solicited recommendations for nominees from shareholders nor has it established procedures for this purpose. Article III, Section 12 of the Holding Company's By-Laws provides that shareholders entitled to vote for the election of directors may name nominees for election to the Board of Directors but there are certain requirements that must be satisfied in order to do so. Among other things, written notice of a proposed nomination must be received by the Secretary of the Holding Company not less than 60 days prior to the Annual Meeting; provided, however, that in the event that less than 70 days' notice or public disclosure of the date of the meeting is given or made to shareholders (which notice or public disclosure includes the date of the Annual Meeting specified in the Holding Company's By-Laws if the Annual Meeting is held on such date), notice must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

Management Remuneration and Related Transactions

     Remuneration of Named Executive Officers

     During the fiscal year ended December 31, 2000, no cash compensation was paid directly by the Holding Company to any of its executive officers. Each of such officers was compensated by Logansport Savings.

     The following table sets forth information as to annual, long-term and other compensation for services in all capacities to the Holding Company and its subsidiary for each of the three fiscal years ended December 31, 2000, of the persons who served as chief executive officer of the Holding Company during the fiscal year ended December 31, 2000 (the "Named Executive Officers"). There were no other executive officers of the Holding Company who earned over $100,000 in salary and bonuses during that fiscal year.

                                   Summary Compensation Table
                                                                             Long Term Compensation
                                                                             ----------------------
                                             Annual Compensation                    Awards
                                   -------------------------------------     ----------------------
                                                                 Other                                  All
                                                                Annual      Restricted  Securities     Other
Name and                    Fiscal                              Compen-        Stock    Underlying    Compen-
Principal Position           Year   Salary ($)(2)  Bonus ($)  sation($)(4)    Awards($)  Options(#)   sation($)
--------------------------------------------------------------------------------------------------------------
David G. Wihebrink           2000    $141,816 (3)       ---       ---           ---         ---         ---
  President, Chief Executive
  Officer and Director (1)

Thomas G. Williams           2000   $  42,662           ---       ---           ---         ---     $28,000 (5)
  Former President and       1999    $121,250           ---       ---           ---         ---         ---
  Chief Executive Officer    1998   $  79,800       $40,347       ---           ---         ---         ---
  and Director (1)

------------------------
(1) Mr. Wihebrink became President and Chief Executive Officer, following the retirement of Thomas G. Williams, on April 12, 2000.

(2) Includes fees received for service on the Logansport Savings Board of Directors, including any fees deferred pursuant to deferred compensation agreements. Does not include commissions received on the sale of credit life and mortgage life insurance or fees for appraisal services. See "Transactions with Certain Related Persons."

(3) Includes $25,000 deferred by Mr. Wihebrink under a deferred compensation plan for his benefit.

(4) The Named Executive Officers of the Holding Company receive certain perquisites, but the incremental cost of providing such perquisites does not exceed the lesser of $50,000 or 10% of the officer's salary and bonus.

(5) Consists of amounts paid to Mr. Williams during the year 2000 under his supplemental retirement plan.


     Stock Options

     The following table includes the number of shares covered by stock options held by the Named Executive Officers as of December 31, 2000. Also reported are the values for "in-the-money" options (options whose exercise price is lower than the market value of the shares at fiscal year end) which represent the spread between the exercise price of any such existing stock options and the fiscal year-end market price of the stock. The Named Executive Officers did not receive or exercise any stock options during the fiscal year.

                   Outstanding Stock Option Grants and Value Realized As Of 12/31/00
                   -----------------------------------------------------------------
                                   Number of Unexercised                 Value of Unexercised In-the-Money
                                 Options at Fiscal Year End               Options at Fiscal Year End (1)
                               ---------------------------------         -------------------------------------
     Name                      Exercisable      Unexercisable(2)         Exercisable          Unexercisable(2)
     ----                      -----------      ----------------         -----------          ----------------
David G. Wihebrink                4,721               1,575               $4,284                $1,429
Thomas G. Williams               31,476               7,869               $28,564               $7,141

----------------
(1) Amounts reflecting gains on outstanding options are based on the average between the high and low prices for the shares on December 29, 2000, which was $11.4375 per share.

(2) The shares represented could not be acquired by the Named Executive Officers as of December 31, 2000.

     Employment Contracts

     Logansport Savings is a party to a three-year employment contract with Charles J. Evans, the Holding Company's Senior Vice President (the "Employee"). The contract extends annually for an additional one-year term to maintain its three-year term if the Board of Directors of Logansport Savings determines to so extend it, unless notice not to extend is properly given by either party to the contract. The Employee receives an initial salary under the contract equal to his current salary, subject to increases approved by the Board of Directors. The contract also provides, among other things, for participation in other fringe benefits and benefit plans available to Logansport Savings' employees. The
Employee may terminate his employment upon sixty days' written notice to Logansport Savings. Logansport Savings may discharge the Employee for cause (as defined in the contract) or without cause. If Logansport Savings terminates the Employee's employment for other than cause or if the Employee terminates his own employment for cause (as defined in the contract), the Employee will receive his base compensation under the contract for an additional three years if the termination follows a change of control in the Holding Company (as defined below) or through the date of termination if the termination occurs prior to a change of control. In addition, during such period, the Employee will continue to participate in Logansport Savings' group insurance plans or receive comparable benefits. Moreover, within a period of three months after such termination following a change of control, the Employee will have the right to cause Logansport Savings to purchase any stock options he holds for a price equal to the fair market value (as defined in the contract) of the shares subject to such options minus their option price. If the payments provided for in the contract, together with any other payments made to the Employee by Logansport Savings, are deemed to be payments in violation of the "golden parachute" rules of the Code, such payments will be reduced to the largest amount which would not cause Logansport Savings to lose a tax deduction for such payments under those rules. As of the date hereof, the cash compensation which would be paid under the contract to the Employee if the contract were terminated after a change of control of the Holding Company (without cause by Logansport Savings or for cause by the Employee) would be $266,325. For purposes of this employment contract, a change of control of the Holding Company is generally an acquisition of control, as defined in regulations issued under the Change in Bank Control Act and the Savings and Loan Holding Company Act.

     The employment contract provides Logansport Savings protection of its confidential business information and protection from competition by the Employee should he voluntarily terminate his employment without cause or be terminated by Logansport Savings for cause.

     Executive Supplemental Retirement Income Agreements.

     Logansport Savings has entered into supplemental retirement agreements with Messrs. Williams and Evans (each, an "Executive"). These agreements provide that upon retirement after attaining age 65, assuming continuous service to Logansport Savings until that date, the Executive is entitled to receive annual supplemental retirement benefits in an amount equal to 40% of the highest salary received by the Executive during any 12 month period during his term of service with Logansport Savings, subject to a maximum benefit of $42,000 annually in the case of Mr. Williams and $52,000 annually in the case of Mr. Evans (the "Annual Retirement Benefit"). These benefits are payable in equal monthly installments over a period of 180 months following retirement. Mr. Williams began receiving retirement benefits on May 1, 2000.

     Mr. Evans may elect to receive early retirement benefits upon attaining age 62, assuming continuous service to Logansport Savings until that date. Upon his election to receive such benefits, he is entitled to receive his Annual Retirement Benefit, reduced by 2% for each year or fraction thereof that his early retirement date precedes his normal retirement date. These early retirement benefit payments begin at the Executive's normal retirement date. However, earlier payment may be requested by the Executive, subject to Board approval. If early payment is approved by the Board of Directors, the Executive's benefit amount is reduced to the present value using a discount rate equal to Logansport Savings' average cost of deposits for the most recent 12 month period. If early payment is not approved by the Board, the Executive is entitled to receive that portion of his Annual Retirement Benefit which is required to be expensed and accrued under generally accepted accounting principles (the "Accrued Benefit") and is vested. Mr. Evans' benefits are fully vested.

     If Mr. Evans dies prior to retirement, his beneficiary will receive an annual survivor's benefit in an amount equal to 40% of the Executive's annual salary at death, subject to a maximum of $52,000. The survivor's benefit is payable in equal monthly installments over a period of 180 months. If the Executive dies after he has begun receiving retirement benefits under his agreement, his beneficiary will continue to receive the balance of the payments otherwise payable to the Executive under his agreement. Upon the Executive's death, his beneficiary also will receive a one-time lump sum death benefit in the amount of $12,500.

     If Mr. Evans becomes disabled prior to retirement, he is entitled to receive his Accrued Benefit payable in equal monthly installments over a period of 180 months. If the Executive dies while receiving disability benefit payments, his beneficiary is entitled to receive an annual survivor's benefit in an amount equal to $52,000 payable in equal monthly installments for the remainder of the Executive's 180 month disability benefit period. In addition, at the Executive's death, if the total disability benefit payments received, or to be received, are less than $250,000, the Executive's beneficiary is entitled to a lump sum payment in an amount sufficient to make the total benefits equal to $250,000.

     Payments of benefits under the agreements are conditioned upon (1) the Executive not becoming employed by a competitor of Logansport Savings or otherwise competing with Logansport Savings while receiving benefits under the agreements and (2) in the case of Mr. Williams, the Executive rendering reasonable business consulting advisory services to Logansport Savings for a period of five years following his retirement. Mr. Evans' agreement provides that if he is terminated for any reason other than cause, he is entitled to receive that portion of his Accrued Benefit which has vested. No benefits are provided if Mr. Evans voluntarily terminates his employment before he is otherwise entitled to benefits under the agreement. If Mr. Evans' employment is terminated for cause, all benefits under his agreement are forfeited and the agreement is rendered null and void. Logansport Savings expensed $65,580 in connection with these agreements for the year ended December 31, 2000.

     Logansport Savings has purchased paid-up life insurance on the lives of the Executives to fund the benefits payable under the supplemental retirement agreements. See "-- Insurance to Fund Certain Benefits."

     Compensation of Directors

     All directors of Logansport are entitled to receive a monthly director fee of $600. Directors emeritus receive $100 per Board meeting attended. Total fees paid to directors for the year ended December 31, 2000 were $47,872. Logansport Savings' directors may, pursuant to deferred compensation agreements, defer payment of some or all of the directors' fees until after they retire or otherwise no longer serve as directors. Upon their attainment of age 70, directors who participate in the deferred compensation plan receive fixed monthly payments for 180 months, but may also elect to receive their benefits in a lump sum. The amount of each director's monthly payments depends on the amount of fees deferred and the period over which the fees were deferred. The agreements also provide for the payment of disability benefits and death benefits. The beneficiary of a director participating in the deferred compensation plan also receives a $7,500 lump sum death benefit upon the director's death. Logansport Savings has purchased paid-up life insurance on the lives of directors participating in the deferred compensation plans to fund benefits payable thereunder. Logansport Savings expensed $17,836 in connection with these agreements for the year ended December 31, 2000. See "-- Insurance to Fund Certain Benefits." Advisory Director, Forrest H. Montgomery, receives a monthly advisory director fee of $331 pursuant to the terms of an amended death benefit agreement. See "-- Death Benefit Agreement with Advisory Director."

     Directors of the Holding Company are not currently paid directors' fees. The Holding Company may, if it believes it is necessary to attract qualified directors or otherwise beneficial to the Holding Company, adopt a policy of paying directors' fees.

     Death Benefit Agreement with Advisory Director

     Logansport Savings has entered into an amended death benefit agreement with Forrest H. Montgomery, an advisory director to Logansport. This agreement provides for the payment of a monthly benefit in the amount of $331 which commenced in April, 1992 upon Mr. Montgomery's retirement and continues for a 120-month period. If Mr. Montgomery dies while receiving monthly benefits under the Agreement, the unpaid balance of the monthly payments will be paid monthly to his designated beneficiary for the remainder of the period. The payment of these benefits is conditioned upon (i) Mr. Montgomery's continued service as an advisory director to Logansport and (ii) Mr. Montgomery not becoming employed by a competitor of Logansport Savings or otherwise competing with Logansport Savings while receiving benefits under the agreement and for a period of two (2) years thereafter.

     Logansport Savings has purchased paid-up life insurance on the life of Mr. Montgomery to fund the benefits payable under the amended death benefit agreement. See "-- Insurance to Fund Certain Benefits."

     Insurance to Fund Certain Benefits

     Logansport Savings has purchased paid-up life insurance on the lives of the Executives covered under the supplemental retirement income agreements with Mr. Williams and Mr. Evans, and on the lives of the directors and the advisory director covered under the deferred compensation agreements and the amended death benefit agreement to fund the obligations under these agreements. The insurance is provided by Transamerica Life Insurance Company. At December 31, 2000, the cash surrender value of the policies was carried on the books of Logansport at an amount equal to $1,233,623.

     Transactions With Certain Related Persons

     Logansport Savings has followed a policy of offering to its directors, officers, and employees real estate mortgage loans secured by their principal residence and other loans. As permitted by law, these loans are made at an interest rate that is .25% lower than the rate generally available to the public, but otherwise are offered with substantially the same collateral and underwriting criteria as those of comparable transactions prevailing at the time and do not involve more than the normal risk of collectibility or present other unfavorable features. Loans to directors and executive officers totaled approximately $692,571, or 4.07% of shareholders' equity on a consolidated basis at December 31, 2000.

     In addition to his compensation from Logansport Savings, prior to his retirement, Mr. Williams also received commissions on sales of credit life insurance and mortgage life insurance to Logansport Savings' customers. Mr. Williams is duly licensed to sell such products and retain 50% of the commissions received on credit life and mortgage life insurance sales. Logansport Savings received the other half of the commissions earned by Mr. Williams from the sales of these products. For the year ended December 31, 2000, Mr. Williams received $7,059 in commissions from the sale of credit life and mortgage life insurance.

     Logansport Savings currently utilizes Mr. Evans, who is a state licensed appraiser, as a staff appraiser for substantially all residential mortgage loans under $250,000. Prior to his retirement, Mr. Williams served as a review appraiser for all appraisals performed by Mr. Evans. As part of closing costs, Logansport charges an appraisal fee of approximately $150 for all residential mortgage loans. In connection with their appraisal work, Mr. Evans and Mr. Williams received 60% and 40%, respectively, of this appraisal fee. For the year ended December 31, 2000, Mr. Evans and Mr. Williams received $12,470 and $4,130, respectively, as compensation for their appraisal work.

     Logansport Savings currently utilizes Cass County Title Company, Inc. to provide title insurance or to perform real estate searches in connection with its mortgage lending. Brian Morrill, a director of the Holding Company and of Logansport Savings, is President and principal owner of Cass County Title Company, Inc. During 2000, that company received fees for such title insurance and real estate searches from Logansport Savings in the amount of approximately $33,541.

Audit Committee Report, Charter, and Independence

     Audit Committee Report. The Audit Committee reports as follows with respect to the audit of the Holding Company's financial statements for the fiscal year ended December 31, 2000, included in the Holding Company's Shareholder Annual Report accompanying this Proxy Statement ("2000 Audited Financial Statements"):

     The Committee has reviewed and discussed the Holding Company's 2000 Audited Financial Statements with the Company's management.

     The Committee has discussed with its  independent  auditors (Grant Thornton
LLP) the matters required to be discussed by Statement on Auditing Standards 61, which include, among other items, matters related to the conduct of the audit of the Holding Company's financial statements. Grant Thornton LLP did not use any employees other than its full-time permanent employees on its audit of the Holding Company's 2000 Audited Financial Statements.

     The Committee has received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (which relates to the auditor's independence from the Holding Company and its related entities) and has discussed with the auditors the auditors' independence from the Holding Company. The Committee considered whether the provision of services by its independent auditors other than audit services and reviews of Forms 10-Q is compatible with maintaining the auditors' independence.

     Based on review and discussions of the Holding Company's 2000 Audited Financial Statements with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that the Holding Company's 2000 Audited Financial Statements be included in the Holding Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

     This Report is respectfully submitted by the Audit Committee of the Holding Company's Board of Directors.

                             Audit Committee Members
                             -----------------------
                                  Brian Morrill
                                Susanne S. Ridlen
                              William Tincher, Jr.

     Audit Committee Charter. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Exhibit A. The Board of Directors reviews and approves changes to the Audit Committee Charter annually.

     Accountants' Fees

     Audit Fees. The aggregate fees billed by Grant Thornton LLP for services relating to the audit of the 2000 Audited Financial Statements and for reviews of the Holding Company's financial statements included in its Forms 10-Q filed during the year 2000 were $28,500.

     Financial   Information  Systems  Design  and  Implementation  Fees.  Grant
Thornton LLP did not bill the Holding Company for any information technology services rendered during 2000.

     All Other Fees. Grant Thornton LLP billed the Holding Company $6,950 for services other than those described above rendered during 2000.

     Independence of Audit Committee Members. The Holding Company's Audit Committee is comprised of Susanne Ridlen, Brian Morrill and William Tincher, Jr. Each of these members meets the requirements for independence set forth in the Listing Standards of the National Association of Securities Dealers.

                                   ACCOUNTANTS

     Grant Thornton LLP has served as auditors for the Holding Company since 1997. A representative of Grant Thornton LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he so desires. He will also be available to respond to any appropriate questions shareholders may have. Grant Thornton LLP has been selected as the independent public accounting firm to audit the Holding Company's books, records and accounts for the fiscal year ended December 31, 2001.

                              SHAREHOLDER PROPOSALS

     Any proposal which a shareholder wishes to have presented at the next Annual Meeting of the Holding Company and included in the Holding Company's proxy statement and form of proxy relating to that meeting, must be received at the main office of the Holding Company no later than 120 days in advance of March 7, 2002. Any such proposal should be sent to the attention of the Secretary of the Holding Company at 723 East Broadway, Logansport, Indiana 46947. A shareholder proposal being submitted outside the processes of Rule 14a-8 promulgated under the 1934 Act will be considered untimely if it is received by the Holding Company later than 60 days in advance of the Annual Meeting. If the Holding Company receives notice of such proposal after such time, each proxy that the Holding Company receives will confer upon it the discretionary authority to vote on the proposal in the manner the proxies deem appropriate.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended ("1934 Act"), requires that the Holding Company's officers and directors and persons who own more than 10% of the Holding Company's Common Stock file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Holding Company with copies of all Section 16(a) forms that they file.

     Based solely on its review of the copies of such forms received by it, and/or written representations from certain reporting persons that no Forms 5 were required for those persons, the Holding Company believes that for the fiscal year ended December 31, 2000, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners with respect to
Section 16(a) of the 1934 Act were satisfied in a timely manner.

                                  OTHER MATTERS

     Management is not aware of any business to come before the Annual Meeting other than those matters described in the Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

     The cost of solicitation of proxies will be borne by the Holding Company. The Holding Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of the Common Stock. In addition to solicitation by mail, directors, officers, and employees of the Holding Company may solicit proxies personally or by telephone without additional compensation.

     Each shareholder is urged to complete, date and sign the proxy and return it promptly in the enclosed envelope.

                                           By Order of the Board of Directors


                                           /s/ David G. Wihebrink
                                           David G. Wihebrink, President and
                                                Chief Executive Officer

March 7, 2001

                                                                       Exhibit A


                         CHARTER OF THE AUDIT COMMITTEE
                                       OF
                             THE BOARD OF DIRECTORS
                                       OF
                        LOGANSPORT FINANCIAL CORPORATION

     The Board of Directors of Logansport Financial Corporation hereby establishes its Audit Committee. The Audit Committee shall consist of at least three (3) directors, all of whom are independent of management of the Corporation and any of its subsidiaries and free from any relationship that, in the judgement of the Board of Directors, would interfere with the exercise of independent judgement respecting the matters over which the Committee is given authority.

     The members of the Audit Committee shall be elected annually by the Board of Directors in connection with the annual meeting of the board or by unanimous written consent of the Board of Directors in lieu thereof. Members shall be elected by the Board of Directors with due regard to such member's training in, or experience with, accounting and financial reporting issues. Members of the Committee may be removed, and vacancies on the Committee may be filled by the Board of Directors in accordance with the Code of By-laws of the Corporation. The Chairman of the Audit Committee may be designated by the Board of Directors and, in the absence of such designation, may be elected by the Audit Committee from among their members.

     The Audit Committee shall assist the Board of Directors to oversee the Corporation's financial reporting processes, its internal financial control structures and its external financial audit processes. The Audit Committee shall facilitate communication on Financial Matters (defined below) among the Board of Directors, management and the Corporation's independent auditors. The Audit Committee possesses and is hereby granted the power and authority of the Board of Directors over the foregoing and over the Corporation's Financial Matters to the extent necessary to allow the Committee to carry out its purposes. The matters over which the Audit Committee has oversight authority include the following (collectively, referred to herein as "Financial Matters"):

     o    The quality,  accuracy and integrity of the  Corporation's  annual and
          quarterly  financial  statements,   including  footnotes  and  related
          disclosures.

     o The quality, scope and procedures of the independent auditors' audits of the Corporation's financial statements.

     o The quality, appropriateness and implementation of the Corporation's significant accounting policies.

     o    Audit conclusions respecting significant estimates and adjustments.

     o The disclosure, treatment or resolution of any material weakness in financial reporting or controls or reportable conditions identified by management or the independent auditors.

     o    The  quality,   adequacy  and  appropriateness  of  the  Corporation's
          internal financial control structures, including any circumstances in which such controls may be overridden or compromised.

     o    Disagreements among management or the independent auditors.

     o The assessment of material risks or contingencies that may affect the Corporation's financial reporting including the risk of liability associated with litigation or noncompliance with law.

     o Such other matters affecting the quality, integrity or accuracy of the Corporation's financial reporting as the Committee deems relevant to any of the foregoing matters.

Authority Respecting Independent Auditors

     The independent auditors shall ultimately be accountable to the Board of Directors and the Audit Committee, as representatives of the shareholders and the Corporation's other constituencies. The Corporation shall not engage or dismiss its independent auditors without the action of the Audit Committee or the Board of Directors.

     The Audit Committee shall take such action as it deems appropriate to ensure that the Corporation receives annually from the independent auditors a formal written statement, consistent with Independence Standards Board Standard 1, delineating all relationships between the auditors and the Corporation that may be deemed to affect the independence of the independent auditors, including any management consulting services provided, or proposed to be provided, by the independent auditors for the Corporation or any of its affiliates and the fees paid or proposed to be paid for such services. The Audit Committee shall meet at least annually with the independent auditors to engage in a dialogue with the auditors with respect to any disclosed relationships or services that may affect the objectivity and independence of the auditors.

     The Audit Committee has the following specific authority respecting the independent auditors:

     (a) In consultation with management, to direct the engagement or dismissal of the independent auditors or to refer the engagement or dismissal of the independent auditors for action by the Board of Directors, with or without an affirmative or negative recommendation.

     (b) To assess any matter that may affect the independence of the independent auditors and the appearance of propriety of any such matter and to take, to recommend that the full board take, or to direct management to take, appropriate action to confirm, oversee or improve the independence of the auditors.

     (c) To direct the independent auditors to meet with the Audit Committee or the Board of Directors from time to time, separately or in the presence of management or others, to discuss Financial Matters or to prepare and submit reports to the Committee respecting Financial Matters.

     (d) To take action to resolve any disagreement respecting accounting principles, the implementation or application of such principles or Financial Matters between Management and the independent auditors, or to refer such matters to the Board of Directors.

Authority Over Management Activities Relating To Financial Matters

     The  Audit  Committee  has  the  following   specific  authority  over  the
activities of management in Financial Matters:

     (a) To direct the chief financial officer or other members of management to meet with the Audit Committee or the Board of Directors from time to time, separately or in the presence of the independent auditors, or others, to discuss Financial Matters or to prepare and submit reports to the Committee respecting Financial Matters.

     (b) To assess the quality, adequacy and appropriateness of the accounting principles and policies implemented and applied by the Corporation and the quality, integrity and accuracy of the Corporation's financial reporting, and, in the Committee's discretion, from time to time or upon request, to approve or disapprove such principles or policies or to approve, disapprove or mandate any changes therein.

Investigations And Obtaining Advice

     The Audit Committee has the authority to require investigations and to obtain advice respecting the Corporation's Financial Matters and the Committee's exercise of its authority, as the Committee deems necessary or appropriate. Without limiting the foregoing, the Committee has authority to direct management, including the Corporation's legal counsel, or the independent auditors to investigate any Financial Matters and related issues and to provide reports to the Committee respecting such investigation. The Committee has authority to meet with the Corporation's external general counsel, to obtain advice respecting the exercise of the Committee's authority and to direct such external counsel to investigate such legal issues relating to Financial Matters and to report to the Committee regarding same, as the Committee deems necessary or appropriate. The Committee has authority to direct management, or behalf of the Corporation, to engage independent advisors whom the Committee may designate to provide advice and guidance to the Committee respecting the exercise of its authority and issues relating to Financial Matters as the Committee deems necessary or appropriate, including, without limitation, independent legal counsel, and independent financial advisors which may include investment banking firms or accounting firms, other than the independent auditors. The Committee has authority to meet separately with, and to receive private and, where appropriate, privileged, written or oral communications from any of such advisors.

Procedural Matters

     The Audit Committee shall meet from time to time at the call of its Chairman or at the direction of the Board of Directors. The Chairman of the Audit Committee shall call a meeting of the Committee upon the request of any member of the Committee or the Chairman of the Board of Directors. The provisions of the Code of By-laws of the Corporation respecting notice of meetings and for action to be taken by the Board of Directors shall apply to meetings and actions of the Audit Committee.

     The Chairman of the Audit Committee shall report on the activities of the Committee to the Board of Directors from time to time upon request of the Chairman of the Board of Directors or of the Board of Directors.

Limitation

     Nothing in this charter is intended to alter in any way the standard of conduct that applies to any of the directors of the Corporation under the Indiana Business Corporation Law, as amended ("IBCL"), and this Charter does not impose, nor shall it be interpreted to impose any duty on any director greater than, or in addition to, the duties or standard established by the IBCL.

     Adopted By The Board of Directors this 9th day of May, 2000.

REVOCABLE PROXY            LOGANSPORT FINANCIAL CORP.
                         Annual Meeting of Shareholders
                                 April 10, 2001

   The undersigned hereby appoints Sheila Wildermuth and Dottye Robeson, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Logansport Financial Corp. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the office of Logansport Financial Corp. at 723 East Broadway, Logansport, Indiana, on Tuesday, April 10, 2001, at 2:00 P.M., and at any and all adjournments thereof, as follows:

1. The election as directors of the nominee listed below,
   except as marked to the contrary             |_|   FOR    |_|   VOTE WITHHELD

INSTRUCTIONS: To withhold authority to vote for the nominee, strike a line through the nominee's name on the list below:

                 Brian Morrill                     Susanne S. Ridlen
            (for a three-year term)             (for a three-year term)

In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.

                 The Board of Directors recommends a vote "FOR"
                            the listed proposition.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This Proxy may be revoked at any time prior to the voting thereof.
The undersigned acknowledges receipt from Logansport Financial Corp., prior to the execution of this Proxy, of Notice of the Meeting, a Proxy Statement and an Annual Report to Shareholders.





THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE DIRECTOR NOMINEE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

                                                      ____________________, 2001







                                ------------------------------------------------
                                              Signature of Shareholder

                                ------------------------------------------------
                                              Signature of Shareholder

                           Please sign as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.